Exhibit 21(C)




                          PENNSYLVANIA ELECTRIC COMPANY
                         SUBSIDIARIES OF THE REGISTRANT





    NAME OF                                                         STATE OF
  SUBSIDIARIES                         BUSINESS                  INCORPORATION
  ------------                         --------                  -------------


NINEVEH WATER                      WATER SERVICE                 PENNSYLVANIA
 COMPANY

THE WAVERLY ELECTRIC LIGHT         ELECTRIC DISTRIBUTION         PENNSYLVANIA
 AND POWER COMPANY

PENELEC CAPITAL, L.P.              SPECIAL-PURPOSE               DELAWARE